Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2019 THIRD FISCAL QUARTER;
REAFFIRMS FISCAL 2019 GUIDANCE

•	As reported, revenues of $4.350 billion increased 1.7 percent.

•	On a comparable, currency-neutral basis, revenues increased 5.7 percent.

•	As reported, diluted earnings per share of $1.51 decreased 25.6 percent.

•	As adjusted, diluted earnings per share of $3.08 increased 5.8 percent, or 14.8 percent on a currency-neutral basis.

•	The company reaffirms its full fiscal year 2019 revenue and adjusted diluted earnings per share guidance.

Franklin Lakes, NJ (August 6, 2019) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $4.350 billion for the third fiscal quarter ended June 30, 2019. This represents an increase of 1.7 percent over the prior-year period. On a comparable, currency-neutral basis, revenues increased 5.7 percent over the prior-year period.

“Third quarter performance was strong. Our revenues highlight the breadth and diversity of the growth drivers in our portfolio, and we are seeing strength across all three segments,” said Vincent A. Forlenza, chairman and CEO. “As anticipated, our performance has accelerated and we expect this momentum to continue. We remain confident in our outlook for fiscal year 2019 and our ability to deliver value to customers and shareholders.”

Third Quarter and Nine-Month Fiscal 2019 Operating Results
As reported, diluted earnings per share for the third quarter were $1.51, compared with $2.03 in the prior-year period. This represents a decrease of 25.6 percent. Adjusted diluted earnings per share were $3.08, compared with $2.91 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 5.8 percent, or 14.8 percent on a currency-neutral basis.

For the nine-month period ended June 30, 2019, as reported, diluted earnings per share were $3.49, compared with $1.27 in the prior-year period. This represents an increase of 174.8 percent. Adjusted diluted earnings per share were $8.37, compared with $8.08 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 3.6 percent, or 11.6 percent on a currency-neutral basis.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.311 billion increased 2.9 percent over the prior-year period, or 6.0 percent on a currency-neutral basis. The segment’s results were driven by performance in the Medication Management Solutions, Medication Delivery Solutions and Pharmaceutical Systems units.

For the nine-month period ended June 30, 2019, BD Medical revenues were $6.626 billion as reported, which represents an increase of 5.7 percent over the prior-year period. On a comparable, currency-neutral basis, BD Medical revenues increased 5.0 percent.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter of $1.058 billion decreased 2.0 percent from the prior-year period. On a comparable, currency-neutral basis, revenues increased 5.4 percent. Revenue growth was driven by performance across the Diagnostic Systems, Preanalytical Systems and Biosciences units.

For the nine-month period ended June 30, 2019, BD Life Sciences revenues were $3.166 billion as reported, which represents a decrease of 1.7 percent from the prior-year period. On a comparable, currency-neutral basis, BD Life Sciences revenues of $3.157 billion increased 4.3 percent.

In the BD Interventional segment, as reported, worldwide revenues for the quarter of $0.981 billion increased 2.9 percent over the prior-year period, or 5.2 percent on a currency-neutral basis. The segment's results were driven by performance in the Urology and Critical Care and Surgery units.

For the nine-month period ended June 30, 2019, BD Interventional revenues were $2.914 billion as reported, which represents an increase of 39.5 percent over the prior-year period. On a comparable, currency-neutral basis, BD Interventional revenues increased 4.8 percent.

Geographic Results
As reported, third quarter revenues in the U.S. of $2.440 billion increased 4.4 percent over the prior-year period. On a comparable basis, U.S. revenues increased 5.0 percent over the prior-year period. Growth in the U.S. was driven by performance in the BD Medical and BD Interventional segments.

As reported, revenues outside of the U.S. of $1.910 billion decreased 1.6 percent from the prior-year period. On a comparable, currency-neutral basis, revenues outside of the U.S. increased 6.5 percent over the prior-year period. International revenue growth was driven by strong performance in China and EMA.

For the nine-month period ended June 30, 2019, U.S. revenues were $7.168 billion as reported, which represents an increase of 13.4 percent over the prior-year period. On a comparable basis, U.S. revenues of $7.164 billion increased 4.4 percent over the prior-year period. As reported, revenues outside of the U.S. of $5.538 billion increased 5.3 percent over the prior-year period. On a comparable, currency-neutral basis, revenues outside the U.S. of $5.533 billion increased 5.2 percent over the prior-year period.

Fiscal 2019 Outlook for Full Year
The company reaffirms its full fiscal year 2019 revenue and adjusted diluted earnings per share guidance.

As reported, the company continues to expect full fiscal year 2019 revenues to increase 8.0 to 9.0 percent. The company continues to estimate full fiscal year 2019 revenues will increase 5.0 to 6.0 percent on a comparable, currency-neutral basis.

The company continues to expect adjusted diluted earnings per share to be between $11.65 and $11.75. This represents growth of approximately 12.0 percent on a currency-neutral basis over fiscal 2018 adjusted diluted earnings per share of $11.01, or growth of approximately 6.0 to 7.0 percent including the estimated unfavorable impact of foreign currency.

Adjusted diluted earnings per share for fiscal 2019 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP earnings guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance.

Conference Call Information
A conference call regarding BD’s third quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Tuesday, August 6, 2019. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Tuesday, August 13, 2019, confirmation number 1475284.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal year 2019 presented throughout this release include, where applicable, the results of C. R. Bard, Inc. (“Bard”) in the prior-year period, and also include adjustments for certain items as detailed in the attached tables. Beginning in the second quarter of fiscal year 2018, the Company's organizational structure was based upon three principal business segments: BD Medical (“Medical”), BD Life Sciences (“Life Sciences”) and BD Interventional ("Interventional"). The Interventional segment was added upon the Company's completion of its acquisition of Bard, and this new segment includes the majority of Bard’s product offerings and certain product offerings that were previously reported in the Medical segment. Certain of Bard's product offerings are included under the Company's Medical segment, specifically within the new Medication Delivery Solutions unit, which was formerly the Medical segment's Medication and Procedural Solutions unit. Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; transactional and product related impacts; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2019 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share.  All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties.  Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement.  With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially.  These factors include, but are not limited to: risks relating to the integration of the C.R. Bard operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. healthcare system, potential cuts in governmental healthcare spending or measures to contain healthcare costs, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken by the FDA or other regulators (including the potential impact of the recent FDA letter on the use of drug-coated balloons); our ability to successfully integrate any businesses we acquire; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform outside the U.S., including changes in government pricing and reimbursement policies or other cost containment reforms; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission.  We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2019	2018	% Change
REVENUES	$4,350	$4,278	1.7

Cost of products sold	2,276	2,262	0.6
Selling and administrative expense	1,076	1,086	(0.9)
Research and development expense	282	277	2.1
Acquisitions and other restructurings	90	142	(37.1)
TOTAL OPERATING COSTS AND EXPENSES	3,725	3,767	(1.1)
OPERATING INCOME	626	512	22.2

Interest expense	(156)	(182)	(14.2)
Interest income	2	8	(73.8)
Other (expense) income, net	(11)	310	(103.7)
INCOME BEFORE INCOME TAXES	460	647	(28.9)
Income tax provision	9	53	(82.7)
NET INCOME	451	594	(24.1)
Preferred stock dividends	(38)	(38)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$413	$556	(25.7)

EARNINGS PER SHARE
Basic Earnings per Share	$1.53	$2.08	(26.4)
Diluted Earnings per Share	$1.51	$2.03	(25.6)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	270,249	267,836
Diluted	274,336	273,925

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2019	2018	% Change
REVENUES	$12,706	$11,581	9.7

Cost of products sold	6,684	6,405	4.4
Selling and administrative expense	3,238	2,915	11.1
Research and development expense	792	727	8.9
Acquisitions and other restructurings	281	600	(53.2)
Other operating expense, net	61	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	11,056	10,647	3.8
OPERATING INCOME	1,649	933	76.7

Interest expense	(498)	(525)	(5.1)
Interest income	8	55	(86.0)
Other income, net	19	295	(93.7)
INCOME BEFORE INCOME TAXES	1,178	759	55.3
Income tax provision	107	313	(65.7)
NET INCOME	1,071	446	140.2
Preferred stock dividends	(114)	(114)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$957	$332	188.2

EARNINGS PER SHARE
Basic Earnings per Share	$3.55	$1.30	173.1
Diluted Earnings per Share	$3.49	$1.27	174.8

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	269,719	254,934
Diluted	274,510	260,860

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	June 30, 2019	September 30, 2018
	(Unaudited)
ASSETS
Cash and equivalents	$523	$1,140
Restricted cash	71	96
Short-term investments	12	17
Trade receivables, net	2,220	2,319
Inventories	2,629	2,451
Assets held for sale	—	137
Prepaid expenses and other	1,326	1,251
TOTAL CURRENT ASSETS	6,781	7,411
Property, plant and equipment, net	5,550	5,375
Goodwill and other intangibles, net	38,840	40,041
Other Assets	1,063	1,078
TOTAL ASSETS	$52,233	$53,904
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt	$2,168	$2,601
Other current liabilities	4,069	4,615
Long-term debt	18,016	18,894
Long-term employee benefit obligations	862	1,056
Deferred income taxes and other	5,621	5,743
Shareholders’ equity	21,497	20,994
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$52,233	$53,904

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Nine Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES
Net income	$1,071	$446
Depreciation and amortization	1,700	1,412
Change in operating assets and liabilities and other, net	(812)	(299)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,959	1,559
INVESTING ACTIVITIES
Capital expenditures	(599)	(588)
Acquisitions of businesses, net of cash acquired	—	(14,998)
Proceeds from divestitures, net	477	534
Other, net	(178)	(120)
NET CASH USED FOR INVESTING ACTIVITIES	(300)	(15,173)
FINANCING ACTIVITIES
Change in credit facility borrowings	300	200
Proceeds from long-term debt and term loans	2,224	4,335
Payments of debt and term loans	(3,882)	(2,723)
Dividends paid	(737)	(687)
Other, net	(204)	(176)
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(2,300)	949
Effect of exchange rate changes on cash and equivalents and restricted cash	(1)	(5)
NET DECREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(642)	(12,670)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,236	14,179
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$594	$1,509

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2019	2018	% Change
BD MEDICAL
Medication Delivery Solutions	$524	$505	3.7
Medication Management Solutions	528	483	9.3
Diabetes Care	139	138	0.7
Pharmaceutical Systems	108	103	4.6
TOTAL	$1,299	$1,230	5.7

BD LIFE SCIENCES
Preanalytical Systems	$203	$199	1.9
Diagnostic Systems	155	151	3.0
Biosciences	117	126	(7.2)
TOTAL	$475	$476	(0.2)

BD INTERVENTIONAL
Surgery	$273	$259	5.7
Peripheral Intervention	195	195	(0.2)
Urology and Critical Care	198	178	10.9
TOTAL	$666	$632	5.3

TOTAL UNITED STATES	$2,440	$2,338	4.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$460	$471	$(33)	(2.4)	4.5
Medication Management Solutions	129	127	(9)	1.7	8.8
Diabetes Care	136	138	(9)	(1.5)	5.0
Pharmaceutical Systems	286	279	(18)	2.5	9.0
TOTAL	$1,011	$1,016	$(69)	(0.4)	6.4

BD LIFE SCIENCES
Preanalytical Systems	$204	$205	$(16)	(0.4)	7.5
Diagnostic Systems	212	211	(14)	0.7	7.5
Biosciences	167	188	(9)	(11.1)	(6.3)
TOTAL	$583	$603	$(40)	(3.4)	3.2

BD INTERVENTIONAL
Surgery	$76	$77	$(5)	(2.0)	4.7
Peripheral Intervention	155	157	(11)	(1.5)	5.5
Urology and Critical Care	85	87	(5)	(2.4)	3.6
TOTAL	$316	$322	$(21)	(1.9)	4.8

TOTAL INTERNATIONAL	$1,910	$1,941	$(130)	(1.6)	5.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$984	$977	$(33)	0.8	4.1
Medication Management Solutions	658	610	(9)	7.7	9.2
Diabetes Care	275	276	(9)	(0.4)	2.9
Pharmaceutical Systems	394	383	(18)	3.1	7.8
TOTAL	$2,311	$2,246	$(69)	2.9	6.0

BD LIFE SCIENCES
Preanalytical Systems	$407	$404	$(16)	0.7	4.7
Diagnostic Systems	368	362	(14)	1.7	5.6
Biosciences	284	314	(9)	(9.6)	(6.7)
TOTAL	$1,058	$1,079	$(40)	(2.0)	1.7

BD INTERVENTIONAL
Surgery	$349	$336	$(5)	3.9	5.4
Peripheral Intervention	350	353	(11)	(0.8)	2.3
Urology and Critical Care	283	265	(5)	6.5	8.5
TOTAL	$981	$954	$(21)	2.9	5.2

TOTAL REVENUES	$4,350	$4,278	$(130)	1.7	4.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2019	2018	% Change
BD MEDICAL
Medication Delivery Solutions	$1,528	$1,379	10.8
Medication Management Solutions	1,531	1,415	8.3
Diabetes Care	421	415	1.6
Pharmaceutical Systems	269	239	12.4
TOTAL	$3,750	$3,448	8.7

BD LIFE SCIENCES
Preanalytical Systems	$574	$565	1.7
Diagnostic Systems	510	518	(1.5)
Biosciences	345	350	(1.4)
TOTAL	$1,430	$1,433	(0.2)

BD INTERVENTIONAL
Surgery	$819	$687	19.2
Peripheral Intervention	580	393	47.5
Urology and Critical Care	590	358	65.0
TOTAL	$1,989	$1,438	38.3

TOTAL UNITED STATES	$7,168	$6,319	13.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,344	$1,298	$(83)	3.5	10.0
Medication Management Solutions	365	364	(20)	0.3	5.9
Diabetes Care	397	405	(23)	(2.0)	3.7
Pharmaceutical Systems	771	755	(37)	2.1	7.0
TOTAL	$2,877	$2,822	$(163)	2.0	7.7

BD LIFE SCIENCES
Preanalytical Systems	$591	$595	$(40)	(0.7)	5.9
Diagnostic Systems	628	634	(34)	(0.9)	4.4
Biosciences	517	559	(23)	(7.6)	(3.4)
TOTAL	$1,736	$1,789	$(97)	(2.9)	2.5

BD INTERVENTIONAL
Surgery	$223	$177	$(11)	26.5	33.0
Peripheral Intervention	449	303	(25)	47.9	56.2
Urology and Critical Care	253	171	(11)	47.7	54.2
TOTAL	$925	$651	$(47)	42.1	49.4

TOTAL INTERNATIONAL	$5,538	$5,261	$(307)	5.3	11.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$2,871	$2,677	$(83)	7.3	10.4
Medication Management Solutions	1,896	1,778	(20)	6.6	7.8
Diabetes Care	819	820	(23)	(0.2)	2.6
Pharmaceutical Systems	1,040	994	(37)	4.6	8.3
TOTAL	$6,626	$6,270	$(163)	5.7	8.3

BD LIFE SCIENCES
Preanalytical Systems	$1,165	$1,160	$(40)	0.4	3.9
Diagnostic Systems	1,138	1,152	(34)	(1.2)	1.7
Biosciences	862	910	(23)	(5.2)	(2.7)
TOTAL	$3,166	$3,222	$(97)	(1.7)	1.3

BD INTERVENTIONAL
Surgery	$1,042	$864	$(11)	20.7	22.0
Peripheral Intervention	1,029	697	(25)	47.7	51.3
Urology and Critical Care	843	529	(11)	59.4	61.5
TOTAL	$2,914	$2,089	$(47)	39.5	41.7

TOTAL REVENUES	$12,706	$11,581	$(307)	9.7	12.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E=(A-D)/D
	BD Reported	BD Reported	Divestiture and Other Adjustments (a)	Comparable	Comparable % Change
	2019	2018		2018
BD MEDICAL
Medication Delivery Solutions	$524	$505	$—	$505	3.7
Medication Management Solutions	528	483	—	483	9.3
Diabetes Care	139	138	—	138	0.7
Pharmaceutical Systems	108	103	—	103	4.6
TOTAL	$1,299	$1,230	$—	$1,230	5.7

BD LIFE SCIENCES
Preanalytical Systems	$203	$199	$—	$199	1.9
Diagnostic Systems	155	151	—	151	3.0
Biosciences	117	126	(14)	112	4.7
TOTAL	$475	$476	$(14)	$462	2.9

BD INTERVENTIONAL
Surgery	$273	$259	$—	$259	5.7
Peripheral Intervention	195	195	—	195	(0.2)
Urology and Critical Care	198	178	—	178	10.9
TOTAL	$666	$632	$—	$632	5.3

TOTAL UNITED STATES	$2,440	$2,338	$(14)	$2,323	5.0

(a)	Amounts include adjustments for BD's divestiture of its Advanced Bioprocessing business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E	F=(A-D-E)/D
	BD Reported	BD Reported	Divestiture Adjustments (a)	Comparable	FX Impact (b)	FXN % Change
	2019	2018		2018
BD MEDICAL
Medication Delivery Solutions	$460	$471	$—	$471	$(33)	4.7
Medication Management Solutions	129	127	—	127	(9)	8.8
Diabetes Care	136	138	—	138	(9)	5.3
Pharmaceutical Systems	286	279	—	279	(18)	9.0
TOTAL	$1,011	$1,016	$—	$1,016	$(70)	6.5

BD LIFE SCIENCES
Preanalytical Systems	$204	$205	$—	$205	$(18)	8.1
Diagnostic Systems	212	211	—	211	(16)	8.2
Biosciences	167	188	(20)	167	(10)	5.3
TOTAL	$583	$603	$(20)	$583	$(43)	7.4

BD INTERVENTIONAL
Surgery	$76	$77	$—	$77	$(5)	4.7
Peripheral Intervention	155	157	—	157	(11)	5.5
Urology and Critical Care	85	87	—	87	(5)	3.6
TOTAL	$316	$322	$—	$322	$(21)	4.8

TOTAL INTERNATIONAL	$1,910	$1,941	$(20)	$1,920	$(135)	6.5

(a)	Amounts include adjustments for BD's divestiture of its Advanced Bioprocessing business.

(b)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the quarter ended June 30, 2019.  The total foreign currency translation impact above includes $5 million that was calculated by comparing local currency revenues in Argentina for the quarter ended June 30, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E	F=(A-D-E)/D
	BD Reported	BD Reported	Divestiture and Other Adjustments (a)	Comparable	FX Impact (b)	FXN % Change
	2019	2018		2018
BD MEDICAL
Medication Delivery Solutions	$984	$977	$—	$977	$(33)	4.2
Medication Management Solutions	658	610	—	610	(9)	9.2
Diabetes Care	275	276	—	276	(9)	3.0
Pharmaceutical Systems	394	383	—	383	(18)	7.8
TOTAL	$2,311	$2,246	$—	$2,246	$(70)	6.0

BD LIFE SCIENCES
Preanalytical Systems	$407	$404	$—	$404	$(18)	5.0
Diagnostic Systems	368	362	—	362	(16)	6.0
Biosciences	284	314	(35)	279	(10)	5.1
TOTAL	$1,058	$1,079	$(35)	$1,045	$(43)	5.4

BD INTERVENTIONAL
Surgery	$349	$336	$—	$336	$(5)	5.4
Peripheral Intervention	350	353	—	353	(11)	2.3
Urology and Critical Care	283	265	—	265	(5)	8.5
TOTAL	$981	$954	$—	$954	$(21)	5.2

TOTAL REVENUES	$4,350	$4,278	$(35)	$4,244	$(135)	5.7

(a)	Amounts include adjustments for BD's divestiture of its Advanced Bioprocessing business.

(b)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the quarter ended June 30, 2019.  The total foreign currency translation impact above includes $5 million that was calculated by comparing local currency revenues in Argentina for the quarter ended June 30, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G	H=D+E+F+G	I=(C-H)/H
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported	Bard Q1 (b)	Intercompany Adjustment (c)	Divestiture and Other Adjustments (a)	Comparable	Comparable % Change
	2019		2019	2018	2018			2018
BD MEDICAL
Medication Delivery Solutions	$1,528	$—	$1,528	$1,379	$145	$(3)	$(9)	$1,512	1.0
Medication Management Solutions	1,531	—	1,531	1,415	—	—	—	1,415	8.3
Diabetes Care	421	—	421	415	—	—	—	415	1.6
Pharmaceutical Systems	269	—	269	239	—	—	—	239	12.4
TOTAL	$3,750	$—	$3,750	$3,448	$145	$(3)	$(9)	$3,581	4.7

BD LIFE SCIENCES
Preanalytical Systems	$574	$—	$574	$565	$—	$—	$(12)	$553	3.9
Diagnostic Systems	510	—	510	518	—	—	—	518	(1.5)
Biosciences	345	(4)	342	350	—	—	(34)	317	7.9
TOTAL	$1,430	$(4)	$1,426	$1,433	$—	$—	$(46)	$1,388	2.8

BD INTERVENTIONAL
Surgery	$819	$—	$819	$687	$105	$—	$(15)	$777	5.4
Peripheral Intervention	580	—	580	393	188	—	—	581	(0.3)
Urology and Critical Care	590	—	590	358	177	—	—	535	10.4
TOTAL	$1,989	$—	$1,989	$1,438	$470	$—	$(15)	$1,893	5.0

TOTAL UNITED STATES	$7,168	$(4)	$7,164	$6,319	$614	$(3)	$(69)	$6,862	4.4

(a)
The amounts for the nine months ended June 30, 2019 and 2018 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the nine months ended June 30, 2018 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line. Additionally, Medication Delivery Solutions and Preanalytical Systems results for the nine months ended June 30, 2019 included a total of $21 million in cumulative customer rebate and incentive fees relating to fiscal year 2018. Accordingly, to ensure comparability of revenue growth, the results for the nine months ended June 30, 2018 have been adjusted to reflect these cumulative fees. The Company records rebate and customer incentive fees as a reduction to revenue.

(b)
Amounts represent revenues for the quarter ended December 31, 2017. BD reported a Gore royalty amount, which was previously reported as revenues by Bard, as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G=D+E+F	H	I=(C-G-H)/G
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported	Bard Q1 (b)	Divestiture Adjustments (a)	Comparable	FX Impact (c)	FXN % Change
	2019		2019	2018	2018		2018
BD MEDICAL
Medication Delivery Solutions	$1,344	$—	$1,344	$1,298	$68	$—	$1,366	$(87)	4.7
Medication Management Solutions	365	—	365	364	—	—	364	(20)	5.9
Diabetes Care	397	—	397	405	—	—	405	(24)	4.0
Pharmaceutical Systems	771	—	771	755	—	—	755	(37)	7.0
TOTAL	$2,877	$—	$2,877	$2,822	$68	$—	$2,890	$(168)	5.4

BD LIFE SCIENCES
Preanalytical Systems	$591	$—	$591	$595	$—	$—	$595	$(45)	6.8
Diagnostic Systems	628	—	628	634	—	—	634	(39)	5.3
Biosciences	517	(5)	512	559	—	(43)	516	(26)	4.2
TOTAL	$1,736	$(5)	$1,731	$1,789	$—	$(43)	$1,746	$(110)	5.5

BD INTERVENTIONAL
Surgery	$223	$—	$223	$177	$49	$(3)	$222	$(11)	5.7
Peripheral Intervention	449	—	449	303	146	—	449	(25)	5.5
Urology and Critical Care	253	—	253	171	90	—	261	(11)	0.9
TOTAL	$925	$—	$925	$651	$285	$(3)	$933	$(47)	4.2

TOTAL INTERNATIONAL	$5,538	$(5)	$5,533	$5,261	$353	$(46)	$5,568	$(325)	5.2

(a)
The amounts for the nine months ended June 30, 2019 and 2018 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the nine months ended June 30, 2018 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

(b)	Amounts represent revenues for the quarter ended December 31, 2017.

(c)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the nine months ended June 30, 2019.  The total foreign currency translation impact above includes $18 million that was calculated by comparing local currency revenues in Argentina for the nine months ended June 30, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G	H=D+E+F+G	I	J=(C-H-I)/H
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported	Bard Q1 (b)	Intercompany Adjustment (c)	Divestiture and Other Adjustments (a)	Comparable	FX Impact (d)	FXN % Change
	2019		2019	2018	2018			2018
BD MEDICAL
Medication Delivery Solutions	$2,871	$—	$2,871	$2,677	$213	$(3)	$(9)	$2,878	$(87)	2.8
Medication Management Solutions	1,896	—	1,896	1,778	—	—	—	1,778	(20)	7.8
Diabetes Care	819	—	819	820	—	—	—	820	(24)	2.8
Pharmaceutical Systems	1,040	—	1,040	994	—	—	—	994	(37)	8.3
TOTAL	$6,626	$—	$6,626	$6,270	$213	$(3)	$(9)	$6,471	$(168)	5.0

BD LIFE SCIENCES
Preanalytical Systems	$1,165	$—	$1,165	$1,160	$—	$—	$(12)	$1,148	$(45)	5.4
Diagnostic Systems	1,138	—	1,138	1,152	—	—	—	1,152	(39)	2.2
Biosciences	862	(9)	854	910	—	—	(77)	833	(26)	5.6
TOTAL	$3,166	$(9)	$3,157	$3,222	$—	$—	$(89)	$3,133	$(110)	4.3

BD INTERVENTIONAL
Surgery	$1,042	$—	$1,042	$864	$153	$—	$(18)	$999	$(11)	5.4
Peripheral Intervention	1,029	—	1,029	697	334	—	—	1,030	(25)	2.2
Urology and Critical Care	843	—	843	529	267	—	—	796	(11)	7.3
TOTAL	$2,914	$—	$2,914	$2,089	$755	$—	$(18)	$2,826	$(47)	4.8

TOTAL REVENUES	$12,706	$(9)	$12,697	$11,581	$968	$(3)	$(115)	$12,430	$(325)	4.8

(a)
The amounts for the nine months ended June 30, 2019 and 2018 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the nine months ended June 30, 2018 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line. Additionally, Medication Delivery Solutions and Preanalytical Systems results for the nine months ended June 30, 2019 included a total of $21 million in cumulative customer rebate and incentive fees relating to fiscal year 2018. Accordingly, to ensure comparability of revenue growth, the results for the nine months ended June 30, 2018 have been adjusted to reflect these cumulative fees. The Company records rebate and customer incentive fees as a reduction to revenue.

(b)
Amounts represent revenues for the quarter ended December 31, 2017. BD reported a Gore royalty amount, which was previously reported as revenues by Bard, as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the nine months ended June 30, 2019.  The total foreign currency translation impact above includes $18 million that was calculated by comparing local currency revenues in Argentina for the nine months ended June 30, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,
	2019	2018	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$1.51	$2.03	$(0.52)	$(0.25)	$(0.27)	(25.6)%	(13.3)%
Purchase accounting adjustments ($378 million and $433 million pre-tax, respectively) (1)	1.38	1.58		(0.01)
Restructuring costs ($27 million and $33 million pre-tax, respectively) (2)	0.10	0.12		—
Integration costs ($63 million and $103 million pre-tax, respectively) (2)	0.23	0.37		—
Impacts of debt extinguishment ($52 million and $3 million pre-tax, respectively) (3)	0.19	0.01		—
Net impact of gain on sale of investment and asset impairments ($30 million and $(214) million pre-tax, respectively) (4)	0.11	(0.78)		—
European regulatory initiative-related costs ($14 million pre-tax) (5)	0.05	—		—
Hurricane-related (insurance proceeds) recovery costs ($(10) million and $3 million pre-tax, respectively)	(0.04)	0.01		—
Transaction costs ($11 million pre-tax) (2)	—	0.04		—
Income tax benefit of special items and impact of tax reform ($120 million and $130 million, respectively)	(0.44)	(0.48)		—
Adjusted Diluted Earnings per Share	$3.08	$2.91	$0.17	$(0.26)	$0.43	5.8%	14.8%

(1)
Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $56 million recorded relative to Bard's inventory on the acquisition date.

(2)	Represents restructuring, integration and transaction costs associated with acquisitions.

(3)	Represents the impacts recognized upon the extinguishment of certain long-term senior notes.

(4)
The amount in 2019 represented a charge recorded to write down the carrying value of certain intangible assets in the Surgery unit.  The amount in 2018 included the net amount recognized in the period related to BD's sale of its non-controlling interest in Vyaire Medical, partially offset by $81 million of charges recorded to write down the carrying value of certain intangible and other assets in the Biosciences unit.

(5)
Represents initial costs required to develop processes and systems to comply with emerging regulations such as the European Union Medical Device Regulation ("EUMDR") and General Data Protection Regulation ("GDPR").

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Nine Months Ended June 30,
	2019	2018	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$3.49	$1.27	$2.22	$(0.64)	$2.86	174.8%	225.2%
Purchase accounting adjustments ($1.135 billion and $1.358 billion pre-tax, respectively) (1)	4.14	5.21		(0.01)
Restructuring costs ($99 million and $288 million pre-tax, respectively) (2)	0.36	1.10		—
Integration costs ($206 million and $255 million pre-tax, respectively) (2)	0.75	0.98		—
Transaction gain/loss and product-related matters ($61 million pre-tax) (3)	0.22	—		—
Impacts of debt extinguishment ($53 million and $16 million pre-tax, respectively) (4)	0.19	0.06		—
Net impact of gain on sale of investment and asset impairments ($30 million and $(214) million pre-tax, respectively) (5)	0.11	(0.82)		—
European regulatory initiative-related costs ($29 million pre-tax) (6)	0.11	—		—
Hurricane-related (insurance proceeds) recovery costs ($(10) million and $15 million pre-tax, respectively)	(0.04)	0.06		—
Transaction costs ($1 million and $61 million pre-tax, respectively) (2)	—	0.23		—
Financing impacts ($49 million pre-tax) (7)	—	0.19		—
Dilutive Impact (8)	—	0.31		—
Income tax benefit of special items and impact of tax reform ($263 million and $133 million, respectively) (9)	(0.96)	(0.51)		—
Adjusted Diluted Earnings per Share	$8.37	$8.08	$0.29	$(0.65)	$0.94	3.6%	11.6%

(1)
Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $478 million recorded relative to Bard's inventory on the acquisition date.

(2)	Represents restructuring, integration and transaction costs associated with acquisitions.

(3)
Includes amounts recorded to Other operating expense, net to record product liability reserves of $331 million and the estimated cumulative costs of a product recall of $65 million. Also includes the pre-tax gain of $336 million recognized in Other operating expense, net related to BD's sale of its Advanced Bioprocessing business.

(4)	Represents the impacts recognized upon the extinguishment of certain long-term senior notes.

(5)
The amount in 2019 represented a charge recorded to write down the carrying value of certain intangible assets in the Surgery unit.  The amount in 2018 included the net amount recognized in the period related to BD's sale of its non-controlling interest in Vyaire Medical, partially offset by $81 million of charges recorded to write down the carrying value of certain intangible and other assets in the Biosciences unit.

(6)	Represents initial costs required to develop processes and systems to comply with emerging regulations such as the EUMDR and GDPR.

(7)	Represents financing impacts associated with the Bard acquisition.

(8)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition and BD shares issued as consideration transferred to acquire Bard. The adjusted diluted average shares outstanding (in thousands) was 255,697.

(9)	The amounts for the nine months ended June 30, 2019 and 2018 included additional tax (benefit) expense, net, of $(54) million and $275 million, respectively, relating to new U.S. tax legislation.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2019 OUTLOOK RECONCILIATION

	FY2018	FY2019 Outlook
	Revenues	% Change	FX Impact	% Change FXN

BDX Revenue	$15,983	8.0% to 9.0%	~2.5%	10.5% to 11.5%

Comparable Revenue Growth
	BD Including Bard
	FY2018	FY2019 Outlook
	Revenues	% Change FXN Comparable

BDX As Reported Revenue	$15,983
Bard Q1	968
Intercompany Adjustment	(3)
Rebate Adjustment	(21)
Divestiture Adjustment (1)(2)	(124)
BDX NewCo Comparable Revenue	$16,803	5.0% to 6.0%

FXN - Foreign Currency Neutral

BECTON DICKINSON AND COMPANY SUPPLEMENTAL INFORMATION FY 2019 OUTLOOK RECONCILIATION (continued)
	FY2018	FY2019 Outlook
	Revenues	% Change FXN Comparable
BD Medical As Reported Revenue	$8,616
Bard Q1	213
Intercompany Adjustment	(3)
Rebate Adjustment	(9)
BD Medical Comparable Revenue	8,817	5.0% to 6.0%

BD Life Sciences As Reported Revenue	$4,330
Rebate Adjustment	(12)
Divestiture Adjustment (1)	(106)
BD Life Sciences Comparable Revenue	$4,212	4.0% to 5.0%

BD Interventional as Reported Revenue	$3,037
Bard Q1	755
Divestiture Adjustment (2)	(18)
BD Interventional Comparable Revenue	$3,774	4.5% to 5.5%

FXN - Foreign Currency Neutral
(1) Excludes the impact from the divestiture of BD's Advanced Bioprocessing business.
(2) Excludes the impact from the divestitures of BD's soft tissue core needle biopsy product line and Bard's Aspira product line of tunneled home drainage catheters and accessories.

BECTON DICKINSON AND COMPANY SUPPLEMENTAL INFORMATION FY 2019 OUTLOOK RECONCILIATION (continued)
		FY2019 Outlook
	Full Year FY2018	Full Year FY2019 Outlook	% Increase
Reported Fully Diluted Earnings per Share	$0.60
Purchase accounting adjustments ($1.733 billion pre-tax) (1)	6.55
Restructuring costs ($344 million pre-tax) (2)	1.30
Integration costs ($344 million pre-tax) (2)	1.30
Transaction costs ($56 million pre-tax) (3)	0.21
Financing impacts ($49 million pre-tax) (4)	0.19
Hurricane recovery costs ($17 million pre-tax)	0.07
Losses on debt extinguishment ($16 million pre-tax) (5)	0.06
Net impact of gain on sale of investment and asset impairments ($(151) million pre-tax) (6)	(0.57)
Dilutive Impact (7)	0.30
Impact of tax reform and income tax benefit of special items ($265 million) (8)	1.00
Adjusted Fully Diluted Earnings per Share	$11.01	$11.65 to 11.75	6.0% to 7.0%

Estimated FX Impact			~5.5%

Adjusted FXN Growth			~12.0%
FXN - Foreign Currency Neutral

(1) Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $478 million recorded relative to Bard's inventory on the acquisition date.
(2)   Represents restructuring and integration costs associated with the Bard and CareFusion acquisitions, as well as restructuring costs associated with other portfolio rationalization initiatives.
(3)   Represents transaction costs primarily associated with the Bard acquisition.
(4)  Represents financing impacts associated with the Bard acquisition.
(5) Represents losses recognized upon the extinguishment of certain long-term senior notes.
(6)   Represents the net amount recognized in the period related to BD's sale of its non-controlling interest in Vyaire Medical, partially offset by $81 million of charges recorded to write down the carrying value of certain intangible and other assets in the Biosciences unit as well as $58 million of charges to write down the value of fixed assets primarily in the Diabetes Care unit.
(7)   Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition and BD shares issued as consideration transferred to acquire Bard. The adjusted diluted average shares outstanding (in thousands) was 260,758.
(8) Includes additional tax expense, net, of $640 million relating to new U.S. tax legislation.